Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bulldog Technologies Inc.

Richmond, British Columbia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121750) of Bulldog Technologies Inc. of our report dated October 28, 2005, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP

BDO Dunwoody LLP

Vancouver, British Columbia

November 28, 2005